                                                                      EXHIBIT 21

                      SUBSIDIARIES OF NVEST COMPANIES, L.P.

                                                           State or Jurisdiction
                                                           of Incorporation
Subsidiary                                                 or Organization
----------                                                 ---------------

AEW Advisors, Inc.                                         Massachusetts
AEW Capital Management, Inc.                               Massachusetts
AEW Capital Management, L.P.                               Delaware
AEW Curzon Limited                                         United Kingdom
AEW Hotel Investment Corporation                           Massachusetts
AEW Investment Group, Inc.                                 Massachusetts
(includes approximately 23 real estate investment
 subsidiaries, all of which operate in the United States)
AEW Management and Advisors, L.P.                          Delaware
AEW Partners III, Inc.                                     Delaware
AEWPN, LLC                                                 Delaware
AEW TSF, Inc.                                              Delaware
AEW Real Estate Advisors, Inc.                             Massachusetts
AEW Real Estate Advisors, Limited Partnership              Massachusetts
AEW Securities Limited Partnership                         Massachusetts
AEW II Corporation                                         Massachusetts
Asahi-Nvest Investment Advisory Co., Ltd.                  Japan
Back Bay Advisors, Inc.                                    Massachusetts
Back Bay Advisors, L.P.                                    Delaware
Harris Associates Inc.                                     Delaware
Harris Associates L.P.                                     Delaware
Harris Partners L.L.C.                                     Delaware
Harris Partners Inc.                                       Delaware
Harris Associates Securities L.P.                          Delaware
Jurika & Voyles, Inc.                                      Delaware
Jurika & Voyles, L.P.                                      Delaware
Kobrick Funds LLC                                          Delaware
Loomis, Sayles & Company, Inc.                             Massachusetts
Loomis, Sayles & Company, L.P.                             Delaware
Loomis, Sayles Distributors, L.P.                          Delaware
Loomis, Sayles Distributors, Inc.                          Massachusetts
Loomis Sayles (Euro) Limited                               United Kingdom
Loomis Sayles (Australia) Holdings LLC                     Australia
Loomis Sayles (Australia) Pty Limited                      Australia
Nvest Distribution Corporation (1)                         Massachusetts
Nvest Funds Distributor, L.P. (2)                          Delaware
Nvest Funds Management, L.P. (3)                           Delaware
Nvest Services Company, Inc. (4)                           Delaware
Nvest Associates, Inc.                                     Delaware
Nvest Holdings, Inc.                                       Massachusetts

Nvest Partnerships, L.L.C.                                 Delaware
Reich & Tang Distributors, Inc.                            Delaware
Reich & Tang Services, Inc.                                Delaware
Reich & Tang Asset Management, Inc.                        Massachusetts
Reich & Tang Asset Management, L.P.                        Delaware
Snyder Capital Management, Inc.                            Delaware
Snyder Capital Management, L.P.                            Delaware
Vaughan, Nelson, Scarborough & McCullough, Inc.            Delaware
Vaughan, Nelson, Scarborough & McCullough, L.P.            Delaware
VNSM Trust Company                                         Texas
Westpeak Investment Advisors, Inc.                         Massachusetts
Westpeak Investment Advisors, L.P.                         Delaware
Westpeak Investment Advisors Australia Limited Pty         Australia

(1)  Formerly known as NEF Corporation.
(2)  Formerly known as New England Funds, L.P.
(3)  Formerly known as New England Funds Management, L.P.